SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2002

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Old Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

(Former name or former address, if changed since last report)

Item 9.  REGULATION FD DISCLOSURE

On Novembr 8, 2002, Family Dollar Stores, Inc. (the “Company”) issued a news release with respect to the election to the Company’s Board of Directors of Glenn A. Eisenberg and his appointment to the Audit Committee of the Board of Directors.  The news release also reports other pending changes in the composition of the Board of Directors.  The Company is filing this Form 8-K pursuant to the Securities and Exchange Commission’s Regulation FD.  A copy of the news release is attached hereto and is incorporated by reference as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: November 8, 2002	By:	/s/ George R. Mahoney, Jr
George R. Mahoney, Jr.
Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item

99	News Release dated November 8, 2002